UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 5, 2008
Health Care REIT, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8923 (Commission File Number)	34-1096634 (IRS Employer Identification No.)

One SeaGate, Suite 1500, Toledo, Ohio (Address of principal executive offices)	43604 (Zip Code)
Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     Pursuant to Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, certain assets of the Company are now classified as discontinued operations due to their sale during the nine months ended September 30, 2008 or their classification as held for sale at September 30, 2008. As a result, the Company is reclassifying in this Current Report its operations, including rental income, interest expense and provision for depreciation and amortization related to those assets for prior periods. In so doing, the Company is updating portions of Items 6, 7 and 8 of its Annual Report on Form 10-K for the year ended December 31, 2007 for the disposition of those assets.
     During the three months ended March 31, 2008, we changed the name of the operating properties segment to medical office buildings and reclassified certain assets and related revenues. Four specialty care facilities that were formerly classified as operating properties have been reclassified in this Current Report to investment properties. Accordingly, we have reclassified the relevant amounts and certain non-segment/corporate assets and revenues to be included in the related business segments in this Current Report to be consistent with the new classification. In so doing, the Company is updating portions of Items 1, 7 and 8 of its Annual Report on Form 10-K for the year ended December 31, 2008 for this new classification.
     This Current Report also includes changes we have made to address certain comments received from the Securities and Exchange Commission regarding our Form 10-K for the year ended December 31, 2007. Those changes include clarifying that certain financial measures referred to in “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Performance Indicators, Trends and Uncertainties — Portfolio Update” are measures of our customers and not of the Company; deleting references to funds available for distribution (FAD) in “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations;” providing additional disclosure regarding Adjusted EBITDA in “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures” relating to the Company’s unsecured line of credit arrangement; deleting references in “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” and “Item 8 — Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Note 1. Accounting Policies and Related Matters — Real Property Owned” regarding reliance on appraisers in connection with the allocation of certain acquisition costs; and including pro forma financial information regarding the merger with Windrose Medical Properties Trust in “Item 8 — Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Note 2. Business Combinations — Windrose Medical Properties Trust Merger.”
     As a result of the changes mentioned above, the Company is updating portions of “Item 1 — Business,” “Item 6 — Selected Financial Data,” Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 8 — Financial Statements and Supplementary Data.” Neither the application of Statement No. 144 nor the changes mentioned above had an effect on net income available to common stockholders for any period presented therein.
     All other information contained in the Form 10-K and the other portions of Items 1, 6, 7 and 8 have not been updated or modified (with the exception of certain minor changes to Items 7 and 8 to reflect proper cross-references). For more recent information regarding the Company, please see the Company’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports and information filed with or furnished to the Securities and Exchange Commission since February 28, 2008. Additionally, the Company is including, for information purposes, Financial Statement Schedules III and IV, which are unchanged from Item 15 of the Form 10-K. The foregoing items are attached as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
None.
(b) Pro Forma Financial Information.
None.
(c) Exhibits.
23	Consent of Independent Registered Public Accounting Firm

99.1	Business Selected Financial Data Management’s Discussion and Analysis of Financial Condition and Results of Operations Financial Statements and Supplementary Data Schedule III Schedule IV

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant had duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH CARE REIT, INC.
By:	/s/ GEORGE L. CHAPMAN
George L. Chapman

Its: Chairman of the Board and Chief Executive Officer
Dated: November 5, 2008